THIRD AMENDED AND RESTATED BY-LAWS

                                       OF

                         PRIME SUCCESSION HOLDINGS, INC.
                        (formerly Prime Succession, Inc.)

                     (hereinafter called the "Corporation")


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

                  Section 1. PLACE OF MEETING AND NOTICE. Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

                  Section 2. ANNUAL AND SPECIAL MEETINGS. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 20% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

                  Section 3. NOTICE. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

                  Section 4. QUORUM. Except as otherwise provided by law or by the Third Amended and Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation"), the holders of a majority of the shares of the Corporation's issued and outstanding capital stock entitled to vote thereat shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at such meeting.

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                  Section 5. VOTING. Except as otherwise provided by law, by the
Restated Certificate of Incorporation or by these Restated By-Laws, all matters submitted to a meeting of stockholders shall be decided by a vote of the holders of record of more than a majority of the Corporation's issued and outstanding shares of capital stock present in person or represented by proxy at the meeting and entitled to vote thereat.

                  Section 6. ACTION BY STOCKHOLDERS. Any action required or permitted by the General Corporation Law to be taken at any annual or special meeting of Stockholders of the Corporation may be taken without a meeting if Stockholders holding a majority of the voting shares consent thereto in writing, and the writing or writings are filed with the minutes of meetings of Stockholders.


                                   ARTICLE II

                                    DIRECTORS
                                    ---------

                  Section 1. GENERAL POWERS. Except as otherwise provided in the Restated Certificate of Incorporate or these Restated By-laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and regulations, not inconsistent with the Restated Certificate of Incorporation or these Restated By-Laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these Restated By-Laws, the Board of Directors may exercise all powers and perform all acts that are required by these Restated By-Laws or the Restated Certificate of Incorporation or by statute, to be exercised and performed by the stockholders.

                  Section 2. NUMBER, ELECTION AND REMOVAL OF DIRECTORS. Directors shall, except as otherwise required by statute or by the Restated Certificate of Incorporation, be elected by a plurality of the votes cast at the annual meeting of stockholders by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election. The Board of Directors may consist of not less than 1 but not more than 10 members. Until another number is fixed by the Board of Directors or stockholders in accordance with the next following sentence, the Board of Directors shall consist of 5 members. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by resolution adopted at any meeting of the stockholders or by a majority of the entire Board of Directors then in office, whether or not present at a meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

                  Section 3. MEETINGS. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be called by the Chairman, if there is one, the President or any

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                                                                               3


two Directors. Notice of any such special meeting stating the place, date and hour thereof shall be given to each Director either by mail not less than 48 hours before the date of such meeting, by telephone or telegram on 24 hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances.

                  Section 4. QUORUM; BOARD ACTION. One-third of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Restated By-Laws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

                  Section 5. COMMITTEES. The Board of Directors may, by resolution adopted by the unanimous vote of the whole Board, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act as the absent or disqualified member.

                  Section 6. ACTION WITHOUT MEETING. Unless otherwise restricted by the Restated Certificate of Incorporation or these Restated By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                  Section 7. COMPENSATION. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board of Directors may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board of Directors may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.


                                   ARTICLE III

                                    OFFICERS
                                    --------

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                                                                               4


                  The officers of the Corporation shall consist of a President, a Vice President, a Secretary, a Treasurer, and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.


                                   ARTICLE IV

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
                 ----------------------------------------------

                  Section 1. EXECUTION OF CONTRACTS. The Board of Directors, except as otherwise provided in these Restated By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

                  Section 2. LOANS. The Board of Directors may prospectively or retroactively authorize the President or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board of Directors so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board of Directors may be general or confined to specific instances, or otherwise limited.

                  Section 3. CHECK, DRAFTS, ETC. All checks, drafts and other orders for the payment of money out of funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

                  Section 4. DEPOSITS. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositories as the Board of Directors may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board of Directors.

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                                                                               5


                                    ARTICLE V

                            STOCK AND STOCK TRANSFERS
                            -------------------------

                  Section 1. CERTIFICATES REPRESENTING SHARES. The shares of capital stock of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation
Law) as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board of Directors, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                  Section 2. TRANSFER OF SHARES.

                  (a) Subject to any transfer restriction contained in these Restated By- Laws, the Restated Certificate of Incorporation or otherwise, transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder's duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Canceled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

                  (b) A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Except as provided in Section 6 of the Restated Certificate of Incorporation or unless noted conspicuously on the certificate representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of

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                                                                               6


the Corporation may be imposed either by the Restated Certificate of Incorporation or by an agreement among any number of stockholders or among such stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

                  Section 3. TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board of Directors.

                  Section 4. LOST, DESTROYED, STOLEN AND MUTILATED CERTIFICATES. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board of Directors may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to make proof satisfactory to the Board of Directors of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board of Directors may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board of Directors may require, a bond in such form, in such sums and with such surety or sureties as the Board of Directors may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

                  Section 5. RULES AND REGULATIONS. The Board of Directors may make such other rules and regulations as it may deem expedient, not inconsistent with these Restated By-laws or with the Restated Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.


                                   ARTICLE VI

                                 INDEMNIFICATION
                                 ---------------

                  Section 1. INDEMNITY UNDERTAKING. To the fullest extent permitted by law (including, without limitation, Section 145 of the General Corporation Law of the State of Delaware), the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not Directors or

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officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article VI.

                  Section 2. ADVANCEMENT OF EXPENSES. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; PROVIDED, HOWEVER, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any such Director, officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director, officer or other person indemnified hereunder, to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

                  Section 3. RIGHTS NOT EXCLUSIVE. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights which a person seeking indemnification or reimbursement or advancement of expenses may have or to which such person hereafter may be entitled under any statute, the Restated Certificate of Incorporation, these Restated By-Laws, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                  Section 4. CONTINUATION OF BENEFITS. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of any such person.

                  Section 5. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or the Restated Certificate of Incorporation or under Section 145 of the General Corporation Law of the State of Delaware or any other provision of law.

                  Section 6. BINDING EFFECT. The provisions of this Article VI shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Article VI is in effect and/or any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be legally bound. No repeal or modification of this

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Article VI shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                  Section 7. PROCEDURAL RIGHTS. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

                  Section 8. SERVICE DEEMED AT CORPORATION'S REQUEST. Any Director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed, in each case, to be doing so at the request of the Corporation.

                  Section 9. ELECTION OF APPLICABLE LAW. Any person entitled to be indemnified or to receive reimbursement or advancement of expenses as a matter of right pursuant to this Article VI may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; PROVIDED, HOWEVER, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.


                                   ARTICLE VII

                               GENERAL PROVISIONS
                               ------------------

                  Section 1. NOTICES. Whenever any statute, the Restated Certificate of Incorporation or these Restated By-Laws require notice to be given to any Director or

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stockholder, such notice may be given in writing by mail, addressed to such
Director or stockholder at his address as it appears in the records of the Corporation, with postage thereon prepaid or by telex, telegram or other form of electronic mail or by telecopy (and subsequently confirmed by any other permitted means hereunder) and shall be deemed transmitted when personally delivered or deposited in the mail or delivered to a courier service or a carrier for electronic transmittal (as the case may be).

                  Section 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board of Directors.


                                  ARTICLE VIII

                                      SEAL
                                      ----

                  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


                                   ARTICLE IX

                              PROXIES AND CONSENTS
                              --------------------

                  Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer or Chief Financial Officer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation. Any such officer may appoint such person or persons as the officer shall deem proper to
(a) represent and vote the shares or other ownership interests so owned by the Corporation at any and all meetings of holders of shares or other ownership interests of such Other Entity, whether general or special, and (b) execute and deliver consents respecting such shares or other ownership interests. Any such officer may also attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.